Exhibit 10.1

IN THE MATTER OF AN ARBITRATION

IN THE MATTER OF THE ARBITRATION ACT 1996

BETWEEN

MAN GROUP PLC

CLAIMANT

AND

(1)	AIG UK LIMITED

(2)	NOVAE SYNDICATES LIMITED AS MANAGING AGENT ON BEHALF OF THE UNDERWRITING MEMBERS OF SYNDICATE 1007 AT LLOYD’S FOR THE 2004-2005 YEAR OF ACCOUNT

(3)	LIBERTY MUTUAL INSURANCE EUROPE LIMITED TRADING AS LIBERTY INTERNATIONAL UNDERWRITERS

(4)	UNDERWRITERS OF SYNDICATE BRT2987 AT LLOYD’S

(5)	ACE EUROPEAN GROUP LIMITED

(6)	AXIS SPECIALTY LONDON

(7)	UNDERWRITERS OF SYNDICATE CSL1084 AT LLOYD’S

(8)	UNDERWRITERS OF SYNDICATE HAR2000 AT LLOYD’S

(9)	CNA INSURANCE COMPANY LIMITED

(10)	SWISS RE EUROPE S.A.

(11)	TALBOT 2002 UNDERWRITING CAPITAL LIMITED

(12)	HOUSTON CASUALTY COMPANY

(13)	AIG EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED

RESPONDENTS

SETTLEMENT AGREEMENT (“The Agreement”)

A.	Whereas Man Group plc is the policy holder under a series of professional indemnity policies as set out in Appendix 1 hereto and together referred to hereinafter as “the Policies” for the period 14 December 2004 to 1 November 2005 under which the Respondents agreed to indemnify the Claimant and its subsidiaries upon certain terms set out therein.

B.	Whereas the total insurance cover provided by the Respondents under the Policies is in the aggregate sum of USD150,000,000, split in the layers set out in Appendix 1 hereto and which insurance cover excludes the self–insured retention on the part of the Claimant of USD 2,000,000.

C.	Whereas proceedings were brought against Man Financial Inc, now MF Global Inc. (“MFG”) and certain employees of MFG by the Receiver of Philadelphia Alternative Asset Management Co LLC (“the Plaintiff”). (Civil Action No. 06-CV-1944 (MMB)) (“the Proceedings”).

D.	Whereas the Proceedings were compromised with Court approval on 26 December 2007 on the basis of a payment by MFG to the Plaintiff in the sum of USD75 million (“the Settlement”).

E.	Whereas the Claimant, MFG and its employees incurred certain costs in and about the defence of the proceedings and related regulatory proceedings (“the Costs”).

F.	Whereas Man Group plc, the Claimant herein, brought these arbitration proceedings on behalf of MFG (its former subsidiary) against the Respondents for an indemnity in relation to the Settlement and the Costs (“the Indemnity”) and the Respondents’ sought the repayment of advanced defence costs by way of counterclaim.

NOW it is hereby agreed that:

Payment

1.	The Claimant, MFG and the Respondents (collectively “the Parties”) hereto agree that the monies already paid as advanced defence costs to the Claimant by the Respondents in the sum of USD12,871,663.16 are to be retained by the Claimant in addition to the monies to be paid under Clause 2 hereof.

2.	The Respondents each agree to pay to the Claimant (by payment to the Claimant’s broker, Willis Limited, or as otherwise directed) their proportion of the amount for which they are severally liable of the settlement amount agreed by the Parties of USD 62,128,336.84 on or before 7 November 2008, failing which interest will accrue on any late payment at the rate of 8% per annum. Each Respondent’s liability shall be limited to the amount appearing next to its name in Appendix 1 and shall not be joint. For the avoidance of doubt, the Claimant has the right to enforce the terms of this Agreement against any individual Respondent in the event of non-payment in part or whole by that Respondent of its payment due under this Clause 2 and for its costs of such action to be paid by that Respondent.

3.	It is agreed by the Parties that following the payment in Clause 2 above the aggregate limit of the Policies is eroded by the sum of USD 75million.

4.	The Claimant and the Respondents have agreed that they have and will bear their own costs in connection both with the Arbitration and this Agreement. The Claimant and the Respondents have agreed to pay in equal proportions the costs of the Tribunal and associated costs of the hearing venue and transcription arrangements. The costs of the party appointed arbitrators will be met by the party responsible for his appointment.

Full and Final Settlement

5.	The payment by each of the Respondents of its proportion of the settlement monies pursuant to Clauses 1 and 2 above and more particularly set out in Appendix 1 hereto is in full and final settlement of that Respondent’s liability for the Indemnity sought by the Claimant.

6.	With effect from the date of payment by each individual Respondent of the sum due from them under Clause 2 and Appendix 1 hereof, that individual Respondent and the Claimant and the Claimant’s current and former subsidiaries (including MFG) and any individual insured will hereby forever release and fully discharge each other from all liability arising from any of the facts which were the subject of the notification dated 21 July 2005 as supplemented in any documentation supplied or by representations made to the Respondents or the Respondents’ legal advisers thereafter in support of the claim for Indemnity and irrevocably waive all claims, known or unknown, in respect of or in connection with the said notification, save for obligations and liabilities arising under this Agreement and any liabilities, costs, expenses or loss arising in connection with any breach of or the enforcement of this Agreement. This release and discharge is also given by the Claimant on its own behalf and on behalf of its current or former subsidiaries (including MFG) and any individual insured in connection with the notifications made by the Claimant under its Directors & Officers Policy, Crime Policy and Employment Practices Liability Policy and contained in a letter from the Claimant to AIG Europe (UK) Limited dated 13 February 2006.

7.	The Parties further undertake and covenant that they will not commence or pursue proceedings against any of the other parties in respect of or in connection with the Proceedings, save, for the avoidance of doubt, for proceedings to enforce the terms and obligations of this Agreement or proceedings in respect of liabilities, costs, expenses or loss arising from any breach of this Agreement.

Confidentiality

8.	The Parties will keep confidential and will not disclose the terms of this Agreement, save that the terms may be disclosed:

(a)	by any party with the prior written consent of all the other parties (such consent not to be unreasonably withheld); or

(b)	by the Parties to their respective regulators, parent companies, professional advisers, brokers, statutory auditors, insurers or reinsurers, but only to the extent required; or

(c)	where required by compulsion of law, but only to the extent required.

For the avoidance of doubt, MFG will file on Forms 8K, 10Q and 10K such notifications as are or will be required by the United States Securities and Exchange Commission (“SEC”).

Contracts (Rights of Third Parties) Act 1999

9.	No person who is not a party to this Agreement will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. For these purposes, MFG will be treated as a party to this Agreement.

Additional Action

10.	Each party to this Agreement will execute and deliver such other documents and do such other acts and things as may be necessary or desirable to carry out the terms, provisions and purposes of this Agreement.

Entire Agreement

11.	This Agreement constitutes the entire agreement and understanding between the Parties relating to the subject matter of this Agreement. The Parties acknowledge and confirm that in entering into this Agreement, they are not relying upon any statement, undertaking or representation made by or on behalf of any other party to this Agreement, whether or not in writing, at any time prior to the execution of this Agreement which is not set out or contemplated herein. The Parties expressly agree that they will not have any right of action in relation to any statement or representation, whether oral or written, made on behalf of any other party in the course of any negotiations which preceded the execution of this Agreement, unless such statements or representations were made fraudulently.

Counterparts

12.	This Agreement may be entered into in any number of counterparts, each being an original and when taken together constituting one and the same Agreement.

Capacity

13.	The Parties represent and warrant that they have capacity to enter into this Agreement and that the signatory named below has authority to enter into this Agreement on its or their behalf.

Governing law

14.	This Agreement shall be governed by and construed in accordance with English law and the High Court of England shall have exclusive jurisdiction in respect of any dispute or disputes, which may arise directly or indirectly under, out of or in connection with this Agreement.

Dated this 23rd day of October 2008.

/s/ Rosling King LLP	/s/ Chadbourne & Parke

Rosling King LLP	Chadbourne & Parke
Solicitors for the Claimant and MFG	Solicitors for the Respondents

MAN GROUP PLC V AIG UK LIMITED AND OTHERS

APPENDIX 1 TO THE AGREEMENT

Man Group PLC Professional Indemnity Insurance Policies 14.12.2004 – 1.11.2005

Insurer Participation

Type	Insurer	Participation %	Proportion to pay
Professional Indemnity – Primary Policy Number 39001223	AIG UK Ltd	100%	NIL
	TOTAL	100%	NIL

Professional Indemnity – 1st Excess Policy Number QL120704	Novae Syndicates Limited as Managing Agent on behalf of the underwriting members of Syndicate 1007 at Lloyd’s for the 2004-2005 Year of Account	25%	US$3,032,084.23

	Liberty Mutual Insurance Europe Ltd Trading as Liberty International Underwriters	25%	US$3,032,084.23

	Underwriters of Syndicate BRT2987 at Lloyd’s	10%	US$1,212,833.69

	ACE European Group Limited	10%	US$1,212,833.69

	AXIS Specialty London	5%	US$606,416.85

	Underwriters of Syndicate CSL1084 at Lloyd’s	15%	US$1,819,250.54

	Underwriters of Syndicate HAR2000 at Lloyd’s	10%	US$1,212,833.69

	TOTAL	100%	US$12,128,336.92

Type	Insurer	Participation %	Proportion to pay
Professional Indemnity – 2nd Excess Policy Number QL122404	Novae Syndicates Limited as Managing Agent on behalf of the underwriting members of Syndicate 1007 at Lloyd’s for the 2004-2005 Year of Account	20%	US$5,000,000

	CNA Insurance Company Limited	6.9566%	US$1,739,150

	AIG UK Ltd	20%	US$5,000,000

	AXIS Specialty London	20%	US$5,000,000

	Swiss Re Europe S.A.	13.9130%	US$3,478,250

	Talbot 2002 Underwriting Capital Limited	8.6956%	US$2,173,900

	Underwriters of Syndicate CSL1084 at Lloyd’s	10.4348%	US$2,608,700

	TOTAL	100%	US$25,000,000

Professional Indemnity – 3rd Excess Policy Number QL173104	Novae Syndicates Limited as Managing Agent on behalf of the underwriting members of Syndicate 1007 at Lloyd’s for the 2004-2005 Year of Account	20%	US$5,000,000

	Houston Casualty Company	10%	US$2,500,000

	AIG Excess Liability Insurance International Limited	10%	US$2,500,000

	Underwriters of Syndicate HAR2000 at Lloyd’s	6.6038%	US$1,650,950

	Underwriters of Syndicate BRT2987 at Lloyd’s	1.8868%	US$471,700

Type	Insurer	Participation %	Proportion to pay
	ACE European Group Limited	15%	US$3,750,000

	ACE European Group Limited	20%	US$5,000,000

	Liberty Mutual Insurance Europe Ltd Trading as Liberty International Underwriters	4.7169%	US$1,179,225

	Talbot 2002 Underwriting Capital Limited	2.3585%	US$589,625
	Swiss Re Europe S.A.	9.4340%	US$2,358,500

	TOTAL	100%	US$25,000,000

Professional Indemnity – 4th Excess Policy Number QL173004	Novae Syndicates Limited as Managing Agent on behalf of the underwriting members of Syndicate 1007 at Lloyd’s for the 2004-2005 Year of Account	10%	NIL

	CNA Insurance Company Ltd	2.5%	NIL

	Underwriters of Syndicate BRT2987 at Lloyd’s	2.5%	NIL

	AIG UK Ltd	10%	NIL

	AXIS Specialty London	10%	NIL

	AIG Excess Liability Insurance International Limited	25%	NIL

	Liberty Mutual Insurance Europe Ltd Trading as Liberty International Underwriters	10%	NIL

	ACE European Group Limited	10%	NIL

	ACE European Group Limited	15%	NIL

	Talbot 2002 Underwriting Capital Limited	5%	NIL

	TOTAL	100%	NIL

IN THE MATTER OF AN ARBITRATION

IN THE MATTER OF THE ARBITRATION ACT 1996

BETWEEN

MAN GROUP PLC

CLAIMANT

AND

(1)	AIG UK LIMITED

(2)	NOVAE SYNDICATES LIMITED AS MANAGING AGENT ON BEHALF OF THE UNDERWRITING MEMBERS OF SYNDICATE 1007 AT LLOYD’S FOR THE 2004-2005 YEAR OF ACCOUNT

(3)	LIBERTY MUTUAL INSURANCE EUROPE LIMITED TRADING AS LIBERTY INTERNATIONAL UNDERWRITERS

(4)	UNDERWRITERS OF SYNDICATE BRT2987 AT LLOYD’S

(5)	ACE EUROPEAN GROUP LIMITED

(6)	AXIS SPECIALTY LONDON

(7)	UNDERWRITERS OF SYNDICATE CSL1084 AT LLOYD’S

(8)	UNDERWRITERS OF SYNDICATE HAR2000 AT LLOYD’S

(9)	CNA INSURANCE COMPANY LIMITED

(10)	SWISS RE EUROPE S.A.

(11)	TALBOT 2002 UNDERWRITING CAPITAL LIMITED

(12)	HOUSTON CASUALTY COMPANY

(13)	AIG EXCESS LIABILITY INSURANCE INTERNATIONAL LIMITED

RESPONDENTS

SETTLEMENT AGREEMENT

Rosling King LLP

2-3 Hind Court

Fleet Street

London

EC4A 3DL

Tel: 020 7353 2353

Ref:    GNS/2307-14-3